EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Medley Capital Corp., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d‑1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 4th day of November, 2019.

DB MED INVESTOR I LLC		DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities Fund LP, its member manager		By: Drawbridge Special Opportunities GP LLC, its general partner

By: Drawbridge Special Opportunities GP LLC, its general partner		By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias Title: President
By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias Title: President

DRAWBRIDGE SPECIAL OPPORTUNITIES GP LLC		DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LTD

By:	/s/ Constantine M. Dakolias	By: Drawbridge Special Opportunities Advisors LLC, its investment manager
Name: Constantine M. Dakolias
	Title: President	By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias Title: President

DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC		FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC

By:	/s/ Constantine M. Dakolias	By:	/s/ David N. Brooks
	Name: Constantine M. Dakolias Title: President		Name: David N. Brooks Title: General Counsel

FORTRESS OPERATING ENTITY I LP		FIG LLC

By: FIG Corp, its general partner		By:	/s/ David N. Brooks
Name: David N. Brooks
By:	/s/ David N. Brooks		Title: Secretary
Name: David N. Brooks Title: Secretary

FORTRESS INVESTMENT GROUP LLC		FIG CORP.

By:	/s/ David N. Brooks	By:	/s/ David N. Brooks
	Name: David N. Brooks		Name: David N. Brooks
	Title: Secretary		Title: Secretary